Exhibit 3(a)

BY-LAWS

OF

UNION PACIFIC CORPORATION

As Amended Effective as of October 1, 2006

BY-LAWS

OF

UNION PACIFIC CORPORATION

(AS AMENDED EFFECTIVE AS OF OCTOBER 1, 2006)

ARTICLE I

STOCKHOLDERS MEETINGS

SECTION 1. Annual meetings of the stockholders of this Company shall be held in Salt Lake City, Utah. Special meetings of the stockholders of this Company may be held at such place or places as shall be ordered by the Board of Directors or Executive Committee, but, unless otherwise ordered, such meetings shall be held in Salt Lake City, Utah.

SECTION 2. Annual meetings of the stockholders, for the purpose of electing directors and transacting any other business, shall be held at such time as shall be ordered by the Board of Directors or Executive Committee, but, unless otherwise ordered, shall be held at 8:30 a.m. on the first Thursday of May in each year.

SECTION 3. A special meeting of the stockholders may be called by the Board of Directors, the Executive Committee, or by any other person who, at such time, is authorized by the Utah Revised Business Corporation Act (the “Act”) to call a special meeting of stockholders. A request by a stockholder for a special meeting must be accompanied by a statement of purposes which includes at least the information set out in clauses (i) through (vi) of Section 10(e) of Article I of these By-Laws. The objects of a special meeting shall be stated in the order therefor, and the business transacted shall be confined to such objects.

SECTION 4. Notice of all meetings of the stockholders shall be given, either personally or by mail, not less than ten nor more than sixty days prior thereto. The notice of all special meetings shall state the objects thereof. The failure to give notice of an annual meeting, or any irregularity in the notice, shall not affect the validity of such annual meeting or of any proceedings thereat. Any stockholder may consent in writing to the holding of a special meeting without notice. A stockholder’s attendance at a meeting: (i) waives objection to lack of notice or defective notice of the meeting, unless the stockholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting because of lack of notice or defective notice; and (ii) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the stockholder objects to considering the matter when it is presented.

SECTION 5. The Board of Directors or the Executive Committee may fix in advance a day and hour not more than seventy days preceding any annual or special meeting of stockholders or action of stockholders as the time for the determination of stockholders entitled to vote at such meeting or to take such action. Stockholders of record at the time so fixed by the Board of Directors or the Executive Committee and only such stockholders shall be entitled to vote at such meeting. Each share of stock shall entitle such record holder thereof to one vote, in person or by proxy in writing.

SECTION 6. The Chairman of the Board, and in his absence the Chief Executive Officer, and in their absence the President, and in their absence one of the Vice Presidents, shall call meetings of the stockholders to order and act as chairman of such meetings. In the absence of all these officers, the Board of Directors may appoint a chairman of the meeting to act in such event; but if the Board shall not make such appointment, then, in the absence of all of these officers, any stockholder or proxy of any stockholder may call the meeting to order, and a chairman shall be elected.

SECTION 7. The Secretary of the Company shall act as secretary at all meetings of the stockholders; but the Board of Directors or Executive Committee may designate an Assistant Secretary for that purpose before the meeting, and if no such designation shall have been made, then the presiding officer at the meeting may appoint any person to act as secretary of the meeting.

SECTION 8. At each meeting of the stockholders the polls shall be opened and closed and the ballots and proxies shall be received and taken charge of by two inspectors. Such inspectors shall be appointed before the meeting by the Board of Directors or by the Executive Committee, and if no such appointment shall have been made, then by the presiding officer at the meeting; and if for any reason any of the inspectors previously appointed shall fail to attend, or refuse or be unable to serve, then inspectors, in place of any so failing to attend or refusing or unable to serve, shall be appointed by the presiding officer at the meeting. Such inspectors need not be stockholders.

SECTION 9. Stockholders may take action on a matter at a meeting only if a quorum exists with respect to that matter. Unless the articles of incorporation or the Act provide otherwise, a majority of the votes entitled to be cast on the matter, represented in person or by proxy, constitutes a quorum for action on that matter. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting. If a quorum exists, action on a matter, other than the election of directors, by stockholders is approved if the votes cast favoring the action exceed the votes cast opposing the action, unless the articles of incorporation or the Act require a greater number of affirmative votes.

Directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. However, any nominee for director in an uncontested election who receives a greater number of votes “withheld” from his or her election than votes “for” his or her election (a “Majority Withheld Vote”) shall immediately tender his or her resignation following certification of such stockholder vote. The Corporate Governance and Nominating Committee shall promptly consider the director’s resignation offer and make a recommendation to the Board. If a majority of the directors serving on the Corporate Governance and Nominating Committee received a Majority Withheld Vote at the same election, then the independent directors who did not receive a Majority Withheld Vote shall appoint a committee amongst themselves to consider any resignation offers and recommend to the Board whether to accept them. The Board shall act on the recommendation of the Corporate Governance and Nominating Committee (or comparable committee appointed by the Board) within 90 days following certification of the stockholder vote. The Corporate Governance and Nominating Committee shall make a recommendation to the Board on whether to accept a director’s resignation offer, taking into account such factors as the Corporate Governance and Nominating Committee may in its discretion determine appropriate, and the Board shall vote on whether to accept such offer. Thereafter, the Board will promptly disclose its decision-making process and decision regarding whether to accept the director’s resignation offer in a Form 8-K furnished to the Securities and Exchange Commission. For this purpose, an “uncontested election” shall mean that, on the record date for the meeting at which directors are to be elected, the number of nominees does not exceed the number of directors to be elected.

SECTION 10. (a) At any annual meeting of stockholders, only such business shall be conducted as shall have been brought before the meeting (i) by or at the direction of the Board of Directors or the Executive Committee or (ii) by any stockholder who complies with the procedures set forth in this Section 10.

(b) No business may be transacted at any annual meeting of stockholders, other than business that is either (i) specified in the notice of meeting (or any supplement thereto) given pursuant to Section 4 of Article I of these By-Laws, (ii) otherwise properly brought before such meeting of stockholders by or at the direction of the Board of Directors or (iii) otherwise properly brought before such meeting by any stockholder (A) who is a stockholder of record on the date of the giving of the notice by the stockholder provided for in this Section 10 and on the record date for the determination of stockholders entitled to vote at such annual meeting of stockholders and (B) who complies with the notice procedures set forth in this Section 10.

(c) No business may be transacted at any special meeting of stockholders, other than business that is specified in the notice of meeting (or any supplement thereto) given pursuant to Section 4 of Article I of these By-Laws.

(d) In addition to any other applicable requirements, for business to be properly brought before a meeting of stockholders by a stockholder pursuant to clause (b) of this Section 10 such stockholder must have given timely notice thereof in proper written form to the Secretary of the Company. To be timely, a stockholder’s notice to the Secretary of the Company pursuant to clause (b) of this Section 10 must be delivered to or mailed and received at the principal executive offices of the Company not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting of stockholders is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which notice of the date of the annual meeting of stockholders was mailed or public disclosure of the date of the meeting of stockholders was made, whichever first occurs.

(e) To be in proper written form, a stockholder’s notice to the Secretary of the Company pursuant to clause (b) of this Section 10 must set forth as to each matter such stockholder proposes to bring before the annual meeting of stockholders (i) a brief description of the business desired to be brought before the meeting of stockholders and the reasons for conducting such business at such meeting of stockholders, (ii) the name and record address of such stockholder, (iii) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by such stockholder as of the record date for the meeting (if such date shall then have been made publicly available and shall have occurred) and as of the date of such notice, (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business, (v) any other information which would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies for the proposal pursuant to Section 14 of the Securities Exchange Act of 1934 (the “Exchange Act”), and the rules and regulations promulgated thereunder if such stockholder were engaged in such a solicitation (other than a solicitation described in Rules 14a-2(a) or 14a-2(b) promulgated under the Exchange Act), and (vi) a representation that such stockholder intends to appear in person or by proxy at the meeting of stockholders to bring such business before the meeting.

(f) No business shall be conducted at the annual meeting of stockholders except business brought before the meeting of stockholders in accordance with the procedures set forth in this Section 10, provided, however, that, once business has been properly brought before the meeting of stockholders in accordance with such procedures, nothing in this Section 10 shall be deemed to preclude discussion by any stockholder of any such business.

(g) If the chairman of a meeting of stockholders determines that business was not properly brought before a meeting of stockholders, the chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

SECTION 11. (a) Subject to the rights of the holders of any series of Preferred Stock then outstanding, only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Company. Nominations of persons for election to the Board of Directors may be made at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing directors, (i) by or at the direction of the Board of Directors or the Executive Committee or (ii) by any stockholder of the Company

(A) who is a stockholder of record on the date of the giving of the notice provided for in this Section 11 and on the record date for the determination of stockholders entitled to vote at such meeting and (B) who complies with the notice procedures set forth in this Section 11.

(b) In addition to any other applicable requirements for a nomination to be made by a stockholder pursuant to clause (a) of this Section 11, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Company.

(c) To be timely, a stockholder’s notice to the Secretary of the Company pursuant to clause (a) of this Section 11 must be delivered to or mailed and received at the principal executive offices of the Company (i) in the case of an annual meeting of stockholders, not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of stockholders, provided, however, that in the event that the annual meeting of stockholders is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which notice of the date of the annual meeting of stockholders was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs, and (ii) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the special meeting of stockholders was mailed or public disclosure of the date of the special meeting of stockholders was made, whichever first occurs.

(d) To be in proper written form, a stockholder’s notice to the Secretary of the Company pursuant to clause (a) of this Section 11 must set forth (i) as to each person whom the stockholder proposes to nominate for election as a director (A) the name, age, business address and residence address of the person, (B) the principal occupation or employment of the person, (C) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by the person as of the record date for the meeting (if such date shall then have been made publicly available and shall have occurred) and as of the date of such notice and (D) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder; and (ii) as to the stockholder giving the notice (A) the name and record address of such stockholder, (B) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by such stockholder as of the record date for the meeting (if such date shall then have been made publicly available and shall have occurred) and as of the date of such notice, (C) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nominations are to be made by such stockholder, (D) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (E) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (other than a solicitation described in Rules 14a-2(a) or 14a-2(b) promulgated under the Exchange Act). Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

(e) No person shall be eligible for election as a director of the Company unless nominated in accordance with the procedures set forth in this Section 11. If the chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

SECTION 12. If and to the extent authorized by the Board in connection with a particular meeting, stockholders may participate in a meeting of stockholders, and such meetings may be conducted through the use of, any means of telecommunication permitted under the Act.

ARTICLE II

BOARD OF DIRECTORS

SECTION 1. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed under the direction of, the Board of Directors. The number of directors which shall constitute the whole board shall be fixed from time to time by resolution of the Board of Directors, provided that such number shall not be less than three (3). Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a vote of the Board and, if the directors remaining in office consist of fewer than a quorum of the Board, a majority of the directors then in office, though less than a quorum, may fill the vacancy. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any director appointed by the Board of Directors to fill a directorship caused by an increase in the number of directors shall serve until the next annual meeting or a special meeting of the stockholders called for the purpose of electing directors.

SECTION 2. Regular meetings of the Board of Directors shall be held at 8:30 a.m. on such day in such months as the Board shall from time to time designate, and no further notice of such regular meetings shall be required. Special meetings shall be held whenever called by order of the Chairman or the Executive Committee or any five members of the Board. Notice of Special meetings shall be given, at least one day prior thereto, by personal service of written notice upon the directors or by delivering the same at, or transmitting the same by first class mail, facsimile transmission, telephone or other electronic means to, their respective residences or offices. Any director may consent in writing to the holding of a special meeting without notice, and the attendance or participation of any director at a special meeting shall constitute a waiver by him of call and notice thereof and a consent to the holding of said meeting and the transaction of any corporate business thereat, unless the director at the beginning of the meeting, or promptly upon the director’s arrival, objects to holding the meeting or transacting business thereat because of lack of notice or defective notice, and does not thereafter vote for or assent to the action taken at the meeting. Meetings of the Board of Directors may be held at such place or places as shall be ordered by the Executive Committee or by a majority of the directors in office, but unless otherwise ordered, all meetings of the Board of Directors shall be held at the principal executive offices of the Company in Omaha, Nebraska.

SECTION 3. A majority of the number of directors prescribed by Article II, Section 1 shall constitute a quorum at all meetings of the Board. If a quorum be not present at any meeting, a majority of the directors present may adjourn the meeting until a later day or hour.

SECTION 4. Each director, other than active employees of the Company, or of any subsidiary of the Company, shall be paid an annual retainer in an amount equal to $120,000, a portion of which may be required to be deferred as determined by the Board of Directors. Each director who shall serve as the Chair or a Co-Chair of a Committee of the Board shall receive an additional annual retainer of $15,000, and each director who shall serve on the Audit Committee of the Board, including the Chair or Co-Chair of such committee, shall receive an additional annual retainer of $10,000. Each retainer shall be payable in quarterly installments at the end of the quarter, except that directors who attend fewer than 75% of the Board and Committee meetings on which they serve will be paid 75% of the annual retainer, plus a reasonable allowance for transportation and other expenses incurred by such director in going to any meeting of the Board of Directors, or of any Committee of the Board, and returning to such director’s place of residence.

ARTICLE III

EXECUTIVE COMMITTEE

SECTION 1. There shall be an Executive Committee consisting of such number of directors as shall be elected thereto by the vote of the majority of the directors then in office, whose terms of office shall continue during the pleasure of the Board, and in addition the Chairman of the Board, the Chief Executive Officer, the Chairman of the Executive Committee and the President, ex officio. The Executive Committee shall, when the Board of Directors is not in session, have all the powers of the Board of Directors to manage and direct all the business and affairs of the Company in all cases in which specific directions shall not have been given by the Board of Directors.

SECTION 2. Meetings of the Executive Committee may be called at any time by the Chairman of the Board or a majority of the members of the Committee, to convene at such time and place as may be designated. The rules regarding notice of meetings of the Board set forth in Section 2 of Article II of these By-Laws shall apply to meetings of the Executive Committee.

SECTION 3. A majority of the members of the Committee shall constitute a quorum. If a quorum be not present at any meeting, the member or members of the Committee present may adjourn the meeting until a later day or hour.

ARTICLE IV

OFFICERS AND AGENTS

SECTION 1. There may be elected by the Board of Directors from its members a Chairman of the Board, a Chief Executive Officer, a President, a Chief Operating Officer, one or more Vice Chairmen of the Board, and a Chairman of the Executive Committee, and there may also be elected by the Board of Directors an Executive Vice President-Finance and Chief Financial Officer, a Senior Vice President-Human Resources, a Vice President-Taxes, a General Counsel, a Controller, a Secretary, a Treasurer and such other Executive Vice Presidents, Senior Vice Presidents and Vice Presidents as the Board shall determine, and there may also be appointed by the Board of Directors or Executive Committee such Assistant Vice Presidents, Assistant Secretaries, Assistant Treasurers, Assistant Controllers, Associate General Counsels, Assistant General Counsels, General Tax Counsels, Associate General Tax Counsels and other officers and agents as the Board of Directors or Executive Committee shall from time to time determine.

SECTION 2. The Chairman of the Board shall preside, when present, at meetings of the Board of Directors and at meetings of the Executive Committee and shall perform such other duties and possess such powers as may be prescribed or conferred by the Board of Directors or the Chief Executive Officer.

SECTION 3. The Chief Executive Officer shall have general supervision of all departments and offices of the Company and of the interest of the Company in all companies controlled by it. He shall preside, in the absence of the Chairman of the Board, at meetings of the Board of Directors and at meetings of the Executive Committee.

SECTION 4. The President shall preside, in the absence of the Chairman of the Board, at meetings of the Board of Directors and the Executive Committee and shall perform such duties and possess such powers as may be prescribed or conferred by the Board of Directors or the Chief Executive Officer.

SECTION 5. The Chief Operating Officer shall have day to day operating responsibilities for the affairs of the Company, reporting to the Chief Executive Officer, and shall perform such duties as may be prescribed or conferred by the Board of Directors or the Chief Executive Officer.

SECTION 6. The Chairman of the Executive Committee shall preside, in the absence of the Chairman of the Board and the President, at meetings of the Board of Directors and the Executive Committee and shall perform such duties and possess such powers as may be prescribed or conferred by the Board of Directors, the Executive Committee or the Chief Executive Officer.

SECTION 7. The Vice Chairmen of the Board shall perform such duties and possess such powers as may be prescribed or conferred by the Board of Directors or the Chief Executive Officer.

SECTION 8. The Executive Vice Presidents and Senior Vice Presidents shall perform such duties as may be prescribed or conferred by the Chief Executive Officer.

SECTION 9. The Executive Vice President-Finance and Chief Financial Officer shall have the direction and management of the financial affairs, investments, strategic planning and corporate development of the Company and of the offices in charge of the Controller, the Treasurer and the Vice President-Taxes, and shall perform such other duties as may be prescribed or conferred by the Chief Executive Officer.

SECTION 10. The Senior Vice President-Human Resources shall have the direction and management of the human resources functions of the Company, and shall perform such other duties as may be prescribed or conferred by the Chief Executive Officer.

SECTION 11. The General Counsel shall have the direction and management of all legal business of the Company except as otherwise provided in Sections 12 and 19 of this ARTICLE IV, shall perform such duties respecting legal matters as shall be assigned to him by the Chief Executive Officer, and shall perform such other duties as may be prescribed or conferred by the Chief Executive Officer.

SECTION 12. The Vice President-Taxes shall, under the control of the Executive Vice President-Finance, have charge of all aspects of Federal, foreign, state and local taxes, and shall perform such other duties as may be assigned by the Executive Vice President-Finance and Chief Financial Officer.

SECTION 13. The other Vice Presidents elected and Assistant Vice Presidents appointed from time to time shall perform such duties and possess such powers as may be prescribed or conferred by the Board of Directors or the Chief Executive Officer.

SECTION 14. Except as otherwise provided herein or directed by the Board of Directors, the Controller shall have immediate charge of the general books, accounts and statistics of the Company and shall be the custodian of all vouchers, drafts, invoices and other evidences of payment and all bonds, interest coupons and other evidences of indebtedness which shall have been canceled. He is authorized to approve for payment by the Treasurer vouchers, payrolls, drafts or other accounts. He shall be furnished by the Assistant Controllers of the Company periodically or specially as requested by him with the approval of and in form prescribed by the Executive Vice President-Finance and Chief Financial Officer, statements of operating revenues and expenses and estimates thereof and of expenditures and estimates on all other accounts; and copies of all statistical data that may be compiled in regular course and also all other information in reference to the financial affairs and operations of the Company and of any subsidiary company that may be required by the Executive Vice President-Finance and Chief Financial Officer or the Board of Directors. He shall submit for each regular meeting of the Board of

Directors, and, at such other times as may be required by said Board or the Executive Vice President-Finance and Chief Financial Officer, statements of operating results, of cash resources and requirements and of appropriations for Capital Expenditures, and shall perform such other duties as the Executive Vice President-Finance and Chief Financial Officer may from time to time direct.

The Assistant Controllers shall exercise such of the powers and perform such of the duties of the Controller with respect to accounting and approving or authorizing payments as shall be assigned to them by the Controller.

SECTION 15. The Secretary shall attend all meetings of the stockholders, the Board of Directors and the Executive Committee, and keep a record of all their proceedings. He shall procure and keep in his files copies of the minutes of all meetings of the stockholders, boards of directors and executive committees of all companies a majority of whose capital stock is owned by this Company. He shall be the custodian of the seal of the Company. He shall have power to affix the seal of the Company to instruments, the execution of which is authorized by these By-Laws or by action of the Board of Directors or Executive Committee, and to attest the same. He shall have supervision of the issuance, transfer and registration of the capital stock and debt securities of the Company. He shall perform such other duties as may be assigned to him by the Board of Directors or the Chief Executive Officer.

The Assistant Secretaries shall have power to affix the seal of the Company to instruments, the execution of which is authorized by these By-Laws or by action of the Board of Directors or Executive Committee, and to attest the same, and shall exercise such of the other powers and perform such of the other duties of the Secretary as shall be assigned to them by the Secretary.

SECTION 16. Except as otherwise provided herein or directed by the Board of Directors, the Treasurer shall be the custodian of all moneys, stocks, bonds, notes and other securities of the Company. He is authorized to receive and receipt for stocks, bonds, notes and other securities belonging to the Company or which are received for its account. All stocks, bonds, notes and other securities in the custody of the Treasurer shall be held in the safe deposit vaults of the Company or in one or more depositories selected by the Treasurer or other officer authorized by the Board of Directors, in each case subject to access thereto as shall from time to time be authorized or required by the Board of Directors, the Chief Executive Officer, or the Treasurer. Stocks, bonds, notes and other securities shall be deposited in the safe deposit vaults or depositories, or withdrawn from them, only by persons and pursuant to procedures as shall be determined by the Board of Directors, the Chief Executive Officer or the Treasurer. The Treasurer is authorized and empowered to receive and collect all moneys due to the Company and to receipt therefor. All moneys received by the Treasurer shall be deposited to the credit of the Company in such depositories as shall be designated by the Board of Directors, the Chief Executive Officer, the Treasurer or such other officers as may be authorized by the Board of Directors; and the Treasurer or other officer designated by the Treasurer may endorse for deposit therein all checks, drafts, or vouchers drawn to the order of the Company or payable to it. He is also authorized to draw checks against any funds to the credit of the Company in any of its depositories. All such checks shall be signed by such persons, either by manual or facsimile signature as shall be authorized by the Board of Directors, and countersigned if required by the Board of Directors. The Treasurer is authorized to make disbursements in settlement of vouchers, payrolls, drafts or other accounts, when approved for payment by the Controller, or such other person as shall be authorized by the Board of Directors, the Chief Executive Officer or these By-Laws; for payments which have been otherwise ordered or provided for by the Board of Directors or the Chief Executive Officer; for interest on bonds and dividends on stock when due and payable; for vouchers, pay checks, drafts and other accounts properly certified to by the duly authorized officers of the Company; and for vouchers, pay checks, drafts and other accounts approved by the officers duly authorized to approve for payment of any company which this Company controls through the ownership of stock or otherwise, as may be designated in writing from time to time by the Chief Executive Officer to the Treasurer. He shall cause to be kept in his office true and full accounts of all receipts and disbursements of his office. He shall also perform such other duties as shall be assigned to him by the Executive Vice President-Finance and Chief Financial Officer.

The Assistant Treasurers may exercise all powers of the Treasurer herein conferred in respect of the receipt of moneys and securities, endorsement for deposit and signature of checks.

SECTION 17. The Associate General Counsels and Assistant General Counsels shall perform such duties respecting legal matters as shall be assigned to them by the General Counsel.

SECTION 18. The General Tax Counsels shall be responsible for all tax-related legal advice (including federal tax planning and research, litigation and legislation; tax aspects of strategic, operational and financing transactions; and ERISA/Benefits tax matters), and shall perform such other duties as shall be assigned to them by the Vice President-Taxes.

SECTION 19. The Associate General Tax Counsels shall perform such duties as shall be assigned to them by the Vice President-Taxes or the General Tax Counsels.

SECTION 20. To the extent that a separate division shall be created within the Company, the Chief Executive Officer shall be authorized to appoint officers of such division and any such officers shall perform such duties and possess such powers as are prescribed and conferred by the Chief Executive Officer.

ARTICLE V

SUPERVISION, REMOVAL AND SALARIES OF

OFFICERS AND EMPLOYEES

SECTION 1. Any officer or employee elected or appointed by the Board of Directors may be removed as such at any time by the affirmative vote of a majority of the directors then in office, with or without cause. Any other officer or employee of the Company may be removed at any time by vote of the Board of Directors or of the Executive Committee or by the officer supervising such officer or employee, with or without cause.

SECTION 2. All officers, agents and employees of the Company, in the exercise of the powers conferred and the performance of the duties imposed upon them, by these By-Laws or otherwise, shall at all times be subject to the direction, supervision and control of the Board of Directors or the Executive Committee.

SECTION 3. No office or position shall be created and no person shall be employed at a salary of more than $300,000 per annum, and no salary shall be increased to an amount in excess of $300,000 per annum, without the approval of the Board of Directors or Executive Committee.

SECTION 4. The Board of Directors may from time to time vest general authority in the Chairman of the Board, the Chief Executive Officer, the President, or the Head of any department or office of the Company, or any such other officer of the Company as any of the foregoing shall designate, for the sole determination of disposition of any matter which otherwise should be required to be considered by the Board of Directors or the Executive Committee under the provisions of this Article.

ARTICLE VI

CONTRACTS AND EXPENDITURES

SECTION 1. All capital expenditures, leases and property dispositions must be authorized by the Board of Directors or Executive Committee, except that general or specific authority with regard to such matters may be delegated to such officers of the Company as the Board of Directors may from time to time direct.

SECTION 2. Expenditures chargeable to operating expenses may be made by or under the direction of the Head of the department or office of the Company in which they are required, without explicit or further authority from the Board of Directors or Executive Committee, subject to direction, restriction or prohibition by the Chief Executive Officer.

SECTION 3. No contract shall be made without the approval of the Board of Directors or Executive Committee, except as authorized by the Board of Directors or these By-Laws.

SECTION 4. Contracts for work, labor and services and materials and supplies, the expenditures for which will be chargeable to operating expenses, may be made in the name and on behalf of the Company by the Head of the department or office of the Company concerned, or by such officer as he shall designate, without further authority.

SECTION 5. All written contracts and agreements to which the Company may become a party shall be approved as to form by or under the direction of counsel for the Company.

SECTION 6. The Chief Executive Officer, the Chairman of the Board, the President, the Heads of the departments and offices of the Company and the Vice Presidents shall severally have the power to execute on behalf of the Company any deed, bond, indenture, certificate, note, contract or other instrument authorized or approved by, or pursuant to authority granted by, the Board of Directors or the Executive Committee, and to cause the corporate seal to be thereto affixed and attested by the Secretary or an Assistant Secretary.

SECTION 7. The Board of Directors may from time to time vest general or specific authority in such officers of the Company as the Board of Directors shall designate for the sole determination of disposition of any matter which otherwise would be required to be considered by the Board of Directors or the Executive Committee under the provisions of this Article.

SECTION 8. For purposes of this Article VI, any references to “officers of the Company” shall include officers of any division of the Company and references to the “Head of the department or office of the Company” shall include the Head of any division of the Company or any department or office within such a division.

ARTICLE VII

ISSUE AND CANCELLATION OF STOCK CERTIFICATES

SECTION 1. The Board of Directors shall provide for the issue, transfer, and registration of the capital stock of the Company in the City and State of New York, and in any other locality which it may designate, and shall appoint the necessary officers, transfer agents, and registrars of transfers for that purpose.

SECTION 2. Until otherwise provided by the Board of Directors, stock certificates shall be signed by the Chief Executive Officer or the President or a Vice President, and also by the Secretary or an Assistant Secretary thereunto authorized by the Board of Directors or by the Executive Committee.

SECTION 3. The registrar of transfers shall in every case be a trust company to be appointed by the Board of Directors, in accordance with the requirements of the New York Stock Exchange, and such registration shall be performed in accordance with the rules and regulations of said Exchange.

ARTICLE VIII

FINAL

SECTION 1. The Company shall indemnify to the full extent permitted by law any person made or threatened to be made a party to any action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person is or was a director, officer or employee of the Company or serves or served at the request of the Company any other enterprise as a director, officer, fiduciary or employee. The indemnification provided in this section shall include the right to receive payment in advance of any final disposition of any expenses incurred by any such person in connection with any such action, suit or proceeding, consistent with the provisions of then applicable law. For purposes of this By-Law, the term “other enterprise” shall include any corporation, partnership, joint venture, trust or employee benefit plan; service “at the request of the Company” shall include service as a director, officer or employee of the Company which imposes duties on, or involves services by, such director, officer or employee with respect to an employee benefit plan, its participants or beneficiaries; any excise taxes assessed on a person with respect to an employee benefit plan shall be deemed to be indemnifiable expenses; and action by a person with respect to an employee benefit plan in good faith which such person reasonably believes to be in the interest of the participants and beneficiaries of such plan shall be deemed to be action not opposed to the best interests of the corporation. This Section 1 shall not apply to any action, suit or proceeding pending or threatened on the date of adoption hereof provided that the right of the Company to indemnify any person with respect thereto shall not be limited hereby.

SECTION 2. Any indemnification under Section 1 of this Article VIII (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the director, officer or employee is proper in the circumstances because such person has met the applicable standard of conduct required by law. Such determination shall be made by the persons authorized by the Act.

SECTION 3. Notwithstanding Sections 1 and 2 of this Article VIII, except for proceedings to enforce indemnification, the Company shall not be obligated to indemnify any director, officer or employee in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors. The indemnification and advancement of expenses provided by Section 1 of this Article VIII shall not be deemed exclusive of any other rights to which any person seeking indemnification may be entitled under any law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer or employee and shall inure to the benefit of the heirs, executors and administrators of such a person. Any amendment or repeal of Section 1 or Section 2 of this ARTICLE VIII or this Section 3 shall not limit the right of any person to indemnity with respect to actions taken or omitted to be taken by such person prior to such amendment or repeal.

SECTION 4. The Common corporate seal is, and, until otherwise ordered by the Board of Directors, shall be, an impression upon paper or wax, circular in form, with the words “Union Pacific Corporation” on the outer edge thereof, and the words and figures “Corporate Seal”, “1969”, “Utah” in the center thereof.

SECTION 5. Except as otherwise provided by the Act, these By-Laws may be altered, amended or repealed at a meeting of the stockholders by a majority vote of those present in person or by proxy or at any meeting of the Board of Directors by a majority vote of the directors then in office.